Exhibit 10.1

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED
CREDIT AND REIMBURSEMENT AGREEMENT

Dated as of March 26, 2009

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AND REIMBURSEMENT AGREEMENT (this “Amendment”) among THE AES CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors, the Bank Parties party hereto, CITICORP USA, INC., as Administrative Agent (the “Agent”), CITIBANK, N.A., as Collateral Agent, for the Bank Parties (the “Collateral Agent”) and Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers.

PRELIMINARY STATEMENTS

(1)                                  WHEREAS, the Borrower is party to a Fourth Amended and Restated Credit and Reimbursement Agreement dated as of July 29, 2008 (as amended, amended and restated, supplemented or otherwise modified up to the date hereof, the “Credit Agreement”; capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement) among the Subsidiary Guarantors, the Bank Parties, CITIGROUP GLOBAL MARKETS INC., as Lead Arranger and Book Runner, BANC OF AMERICA SECURITIES LLC, as Lead Arranger and Book Runner and as Co-Syndication Agent (for the Initial Term Loan Facility), DEUTSCHE BANK SECURITIES INC., as Lead Arranger and Book Runner (for the Initial Term Loan Facility), UNION BANK OF CALIFORNIA, N.A., as Co-Syndication Agent (for the Initial Term Loan Facility) and as Lead Arranger and Book Runner and as Syndication Agent (for the Revolving Credit Facility), the other agents party thereto, the Agent and the Collateral Agent;

(2)                                  WHEREAS, the Borrower has requested and certain Revolving Credit Loan Banks (the “Extending Banks”) have agreed to classify their Revolving Credit Loan Commitments as Tranche B Revolving Credit Loan Commitments;

(3)                                  WHEREAS, the other Revolving Credit Loan Banks (other than the Extending Banks) will be deemed to have Tranche A Revolving Credit Loan Commitments;

(4)                                  WHEREAS, the Borrower has requested that the Bank Parties agree to amend the Credit Agreement;

(5)                                  WHEREAS, certain of the Banks identified in this Amendment desire to increase their Revolving Credit Loan Commitments pursuant to Section 2.18 of the Credit Agreement;

(6)                                  WHEREAS, the Bank Parties party hereto have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain respects as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                                Amendments to the Credit Agreement.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a)                                  Section 1.01 is amended as follows:

  (i)                               The following definitions shall be added in alphabetical order to read as follows:

““Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of March 26, 2009, among the Borrower, the Subsidiary Guarantors, the Bank Parties party thereto, the Agent and the Collateral Agent.

“Amendment No. 1 Effective Date” means the date that Amendment No. 1 becomes effective in accordance with Section 3(a) of Amendment No. 1.

“Bank Insolvency Event” means that (i) a Bank or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Bank or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Bank or its Parent Company, or such Bank or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Cash Collateralize” means, in respect of an obligation, to provide and to pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Agent (and “Cash Collateralization” has a corresponding meaning).

“Defaulting Bank” means, at any time, a Bank as to which the Agent has notified the Borrower that (i) such Bank has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan, and/or make a payment to a Revolving Fronting Bank in respect of a Revolving L/C Drawing (each a “funding obligation”), (ii) such Bank has notified the Agent, or has stated publicly, that it will not comply with any such funding obligation hereunder, or has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement, (iii) such Bank has, for three or more Business Days, failed to confirm in writing to the Agent, in response to a written request of the Agent, that it will comply with its funding obligations hereunder, or (iv) a Bank Insolvency Event has occurred and is continuing with respect to such Bank.  Any determination that a Bank is a Defaulting Bank under clauses (i) through (iv) above will be made by the Agent in its reasonable discretion acting in good faith; provided, however, that a Bank shall not be deemed to be a “Defaulting Bank” solely by virtue of the acquisition or ownership of any equity interest in such Bank by a governmental authority or any instrumentality thereof.  The Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

 “Parent Company” means, with respect to a Bank, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Bank, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Bank.

“Tranche A Revolving Credit Loan” has the meaning set forth in Section 2.01(a).

“Tranche A Revolving Credit Loan Bank” means each Bank having a Tranche A Revolving Credit Loan Commitment.

“Tranche A Revolving Credit Loan Commitments” means, at any time, with respect to any Tranche A Revolving Credit Loan Bank at any time, the amount set forth opposite such Bank’s name on Appendix I hereto under the caption “Tranche A Revolving Credit Loan Commitment” or, if such Bank has entered into one or more Assignment and Assumptions, the amount set forth for such Bank in the Register maintained by the Agent pursuant to Section 10.06(f) as such Bank’s “Tranche A Revolving Credit Loan Commitment”, as such amount may be reduced at or prior to such time pursuant to Sections 2.09 or 2.10.

“Tranche A Revolving Credit Loan Facility” means, at any time, the aggregate amount of the Tranche A Revolving Credit Loan Banks’ Tranche A Revolving Credit Loan Commitments.

“Tranche A Revolving Credit Loan Termination Date” has the meaning set forth in the definition of “Termination Date” herein.

“Tranche A Total Outstandings” means at any time, as to any Tranche A Revolving Credit Loan Bank, the sum of the aggregate outstanding principal amount of such Revolving Credit Loan Bank’s Tranche A Loans and its participation in the Revolving Letter of Credit Liabilities and all unreimbursed Revolving L/C Drawings.

“Tranche B Revolving Credit Loan” has the meaning set forth in Section 2.01(a).

“Tranche B Revolving Credit Loan Bank” means each Bank having a Tranche B Revolving Credit Loan Commitment.

“Tranche B Revolving Credit Loan Commitments” means, at any time, with respect to any Tranche B Revolving Credit Loan Bank at any time, the amount set forth opposite such Bank’s name on Appendix I hereto under the caption

“Tranche B Revolving Credit Loan Commitment” or, if such Bank has entered into one or more Assignment and Assumptions, the amount set forth for such Bank in the Register maintained by the Agent pursuant to Section 10.06(f) as such Bank’s “Tranche B Revolving Credit Loan Commitment”, as such amount may be reduced at or prior to such time pursuant to Sections 2.09 or 2.10.

“Tranche B Revolving Credit Loan Facility” means, at any time, the aggregate amount of the Tranche B Revolving Credit Loan Banks’ Tranche B Revolving Credit Loan Commitments.”

“Tranche B Revolving Credit Loan Termination Date” has the meaning set forth in the definition of “Termination Date” herein.

“Tranche B Total Outstandings” means at any time, as to any Tranche B Revolving Credit Loan Bank, the sum of the aggregate outstanding principal amount of such Revolving Credit Loan Bank’s Tranche B Loans and its participation in the Revolving Letter of Credit Liabilities and all unreimbursed Revolving L/C Drawings.”;

“Tranche B Usage” has the meaning set forth in Section 2.03(c)(i).

(ii)                                   The definition of “Applicable Revolving Margin” is amended and restated in its entirety to read as follows:

““Applicable Revolving Margin” means, on any date, (x) with respect to any Tranche A Revolving Credit Loan Commitments or Tranche A Revolving Credit Loans, the percentage set forth below under the heading “Tranche A Margin” and (y) with respect to any Tranche B Revolving Credit Loan Commitments or Tranche B Revolving Credit Loans, the percentage set forth in the table below under the heading “Tranche B Margin,” in each case, based on the ratings assigned to the Facilities  on such date by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services:

Rating (Moody’s/S&P)	Tranche A Margin	Tranche B Margin
Ba1 (or higher)/BB+ (or higher)	1.50%	3.50%
Ba2/BB	1.75%	3.75%
Ba3/BB-	2.00%	4.00%
B1 (or lower)/B+ (or lower)	2.50%	4.50%

If the Facilities are rated by only one such rating agency, the rating of such rating agency shall be used in determining the Applicable Revolving Margin.  If the Facilities are rated by both such rating agencies and (x) the ratings differential is one level, the lower rating will apply or (y) the ratings differential is two levels or more, the midpoint rating will apply; provided that if there is no midpoint rating, the lower of the two intermediate ratings surrounding the midpoint will apply.  If the Facilities are not rated by either of such rating agencies, the Facilities shall be deemed to be rated one level higher than (i) in the case of Moody’s Investors Service Inc., the Borrower’s corporate family rating and (ii) in the case of Standard & Poor’s Rating Services, the Borrower’s corporate credit rating and, in each case, the rules of the preceding two sentences shall apply to such deemed ratings. If the Facilities are not rated (or deemed rated in accordance with the preceding sentence) by either or such rating agencies, the Applicable Revolving Margin shall be (x) with respect to any Tranche A Revolving Credit Loan Commitments or Tranche A Revolving Credit Loans, 2.50% and (y) with respect to any Tranche B Revolving Credit Loan Commitments or Tranche B Revolving Credit Loans, 4.50%.”;

(iii)                               Clause (iii) of the definition of “Interest Period” is amended and restated in its entirety to read as follows:

“(iii) (w) with respect to any Tranche A Revolving Credit Loans, any Interest Period that would otherwise end after the Tranche A Revolving Credit Loan Termination Date shall end on the Tranche A Revolving Credit Loan Termination Date, (x) with respect to any Tranche B Revolving Credit Loans, any Interest Period that would otherwise end after the Tranche B Revolving Credit Loan Termination Date shall end on the Tranche B Revolving Credit Loan Termination Date, (y) with respect to any Initial Term Loans, any Interest Period that would otherwise end after the Initial Term Loan Termination Date shall end on the Initial Term Loan Termination Date and (z) with respect to any Incremental Term Loans, any Interest Period that would otherwise end after the applicable Incremental Term Loan Termination Date shall end on the applicable Incremental Term Loan Termination Date.”;

(iv)                               Clause (b)(ii) of the definition of “Net Cash Proceeds” is amended by deleting the phrase “Termination Date” appearing therein and replacing it with the phrase “Initial Term Loan Termination Date”;

(v)                                  The definition of “Redeemable Stock” is amended by deleting the phrase “Termination Date” appearing in each of clauses (i), (ii), (iii) thereof and the proviso thereto and replacing it with the phrase “Initial Term Loan Termination Date”;

(vi)                               The definition of “Revolving Credit Loan Banks” is amended and restated in its entirety to read as follows:

““Revolving Credit Loan Banks” means the Tranche A Revolving Credit Loan Banks and the Tranche B Revolving Credit Loan Banks.”;

(vii)                            The definition of “Revolving Credit Loan Commitments” is amended and restated in its entirety to read as follows:

““Revolving Credit Loan Commitments” means the Tranche A Revolving Credit Loan Commitments and the Tranche B Revolving Credit Loan Commitments.”;

(viii)                         The definition of “Revolving Credit Period” is amended and restated in its entirety to read as follows:

““Revolving Credit Period” means (i) with respect to the Tranche A Revolving Credit Loan Facility, the period from and including the Effective Date to but excluding the Tranche A Revolving Credit Loan Termination Date and (ii) with respect to the Tranche B Revolving Credit Loan Facility, the period from and including the Amendment No. 1 Effective Date to but excluding the Tranche B Revolving Credit Loan Termination Date.”;

(ix)                                 The definition of “Revolving Letter of Credit Commission Rate” is amended and restated in its entirety to read as follows:

““Revolving Letter of Credit Commission Rate” means, at any date of determination, a rate per annum equal to the sum of (i) the Applicable Revolving Margin for Tranche A Revolving Credit Loans multiplied by a fraction, the numerator of which is the aggregate Tranche A Revolving Credit Loan Commitments at such time and the denominator of which is the aggregate Revolving Credit Loan Commitments at such time plus (ii) the Applicable Revolving Margin for Tranche B Revolving Credit Loans multiplied by a fraction, the numerator of which is the aggregate Tranche B Revolving Credit Loan Commitments at such time and the denominator of which is the aggregate Revolving Credit Loan Commitments at such time.”;

(x)                                    The definition of “Termination Date” is amended and restated in its entirety to read as follows:

““Termination Date” means (i) June 23, 2010 in the case of the Tranche A Revolving Credit Loan Facility (the “Tranche A Revolving Credit Loan Termination Date”), (ii) July 5, 2011 in the case of the Tranche B Revolving Credit Loan Facility (the “Tranche B Revolving Credit Loan Termination Date”), (iii) August 10, 2011, in the case of the Initial Term Loan Facility (the “Initial Term Loan Termination Date”) and (iv) the date agreed to by the Borrower, the Agent and the Incremental Term Loan Banks in the case of any Incremental Term Loan Facility (the “Incremental Term Loan Termination Date”); provided that the Incremental Term Loan Termination Date shall not occur prior to the Initial Term Loan Termination Date; provided, in each case, that if the applicable Termination Date occurs on a day that is not a Euro-Dollar Business Day, such Termination Date shall occur on the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Termination Date shall be the next preceding Euro-Dollar Business Day.”;

(xi)                                 The definition of “Trust Preferred Securities” is amended by deleting the phrase “Termination Date” appearing twice in clause (ii) and replacing each occurrence with the phrase “Initial Term Loan Termination Date”;

(b)                                 Section 2.01(a) is amended and restated in its entirety to read as follows:

“(a)                             Revolving Credit Loan Facility.  (i)  Each Tranche A Revolving Credit Loan Bank  severally agrees, on the terms and conditions set forth in this Agreement, to make loans (each a “Tranche A Revolving Credit Loan”) in Dollars to the Borrower pursuant to this Section 2.01(a) from time to time during the Revolving Credit Period with respect to the Tranche A Revolving Credit Loan Facility in amounts such that (x) the Total Outstandings of such Tranche A Revolving Credit Loan Bank at any time shall not exceed the amount of its Revolving Credit Loan Commitments at such time and (y) the Tranche A Total Outstandings of such Tranche A Revolving Credit Loan Bank at any time shall not exceed the amount of its Tranche A Revolving Credit Loan Commitments at such time.  Each Tranche B Revolving Credit Loan Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans (each a “Tranche B Revolving Credit Loan” and together with the Tranche A Revolving Credit Loans, the “Revolving Credit Loans”) in Dollars to the Borrower pursuant to this Section 2.01(a) from time to time during the Revolving Credit Period with respect to the Tranche B Revolving Credit Loan Facility in amounts such that (x) the Total Outstandings of such Tranche B Revolving Credit Loan Bank at any time shall not exceed the amount of its Revolving Credit Loan Commitments at such time and (y) the Tranche B Total Outstandings of such Tranche B Revolving Credit Loan Bank at any time shall not exceed the amount of its Tranche B Revolving Credit Loan Commitments at such time.  Each Borrowing under this subsection (a) shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except for Refunding Borrowings and that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Revolving Credit Loan Banks ratably in proportion to their respective Revolving Credit Loan Commitments.  Within the foregoing limits, the Borrower may borrow under this Section 2.01(a), repay, or, to the extent permitted by Section 2.10, prepay Revolving Credit Loans and reborrow at any time during the applicable Revolving Credit Period.

(ii)                                   Any “Revolving Credit Loans” outstanding under the Existing Bank Credit Agreement on the Amendment and Restatement Effective Date were continued as Revolving Credit Loans hereunder on such date.  As of the Amendment and Restatement Effective Date, the aggregate amount of outstanding Revolving Credit Loans was $263,257,731.61.  Any “Revolving Credit Loans” outstanding on the Amendment No. 1 Effective Date shall be continued as Revolving Credit Loans hereunder; provided that after giving effect to Amendment No. 1, (x) each Tranche A Revolving Credit Loan Bank will be deemed to be holding such Loans as “Tranche A Revolving Credit Loans” and (y) each Tranche B Revolving Credit Loan Bank will be deemed to be holding such Loans as “Tranche B Revolving Credit Loans.”

(iii)                                Following the Amendment No. 1 Effective Date, with the consent of the Borrower any Tranche A Revolving Credit Loan Bank may elect to have all (but not less than all) its Tranche A Revolving Credit Loan Commitment deemed to be a Tranche B Revolving Credit Loan Commitment on any date (each date, a “Designation Date”) prior to the Tranche A Revolving Credit Loan Termination Date; provided that such Bank shall have provided written notice to the Borrower and the Agent at least 10 Business Days’ prior to such Designation Date (or such shorter period as the Agent may agree in its discretion).  Following a Designation Date, any Revolving Credit Loans held by such Bank will be deemed to be “Tranche B Revolving Credit Loans.”;

(c)                                  Section 2.03(a) is amended by deleting the phrase “during the Revolving Credit Period” appearing in the fourth sentence of such Section and replacing it with “until the Tranche B Revolving Credit Loan Termination Date”;

(d)                                 Section 2.03(b) is amended by inserting, immediately following the last sentence of such Section, the following:

“For the avoidance of doubt, upon the Tranche A Revolving Credit Loan Termination Date, the aggregate amount of participations in Revolving Letters of Credit held by Tranche A Revolving Credit Loan Banks shall be deemed to be reallocated to the Tranche B Revolving Credit Loan Banks so that participation of the Tranche B Revolving Credit Loan Banks in outstanding Revolving Letters of Credit shall be in proportion to their respective Tranche B Revolving Credit Loan Commitments.”;

(e)                                  Section 2.03(c)(i) is amended and restated in its entirety to read as follows:

“(i)                                by its terms expire no later than five Domestic Business Days prior to the Tranche A Revolving Credit Loan Termination Date; provided that (i) a Revolving Letter of Credit may provide that it expires after such date if (x) the date of issuance is following the Tranche A Revolving Credit Loan Termination Date or (y) on the date of issuance, the sum of (1) the face amount of such Revolving Letter of Credit plus (2) the aggregate Revolving Letter of Credit Liabilities in respect of all other Revolving Letters of Credit with expiration dates following the fifth Domestic Business Day prior to the Tranche A Revolving Credit Loan Termination Date plus (3) the aggregate outstanding principal amount of Tranche B Revolving Credit Loans (the sum of clauses (1), (2) and (3), the “Tranche B Usage”) does not exceed the aggregate amount of Tranche B Revolving Credit Loan Commitments on the date of issuance and (ii) no Revolving Letter of Credit shall expire later than five Domestic Business Days prior to the Tranche B Revolving Credit Loan Termination Date.  Notwithstanding the foregoing, a Revolving Fronting Bank, at it sole discretion and without recourse to the Agent or any other Bank Party, may issue (X) a Revolving Letter of Credit which expires after the Tranche A Revolving Credit Loan Termination Date; provided if on the fifth Domestic Business Day prior to the Tranche A Revolving Credit Loan Termination Date,

the Tranche B Usage exceeds the aggregate amount of Tranche B Revolving Credit Loan Commitments, the Borrower shall pay to such issuing Revolving Fronting Bank an amount in immediately available funds equal to the amount by which the Tranche B Usage exceeds the aggregate amount of Tranche B Revolving Credit Loan Commitments, to be held by such issuing Revolving Fronting Bank as cash collateral (and which shall for the avoidance of doubt mean that (i) such cash collateralized portion of such Revolving Letter of Credit shall no longer be considered a “Revolving Letter of Credit” hereunder, (ii) no Tranche B Revolving Credit Loan Bank shall have any participations such cash collateralized portion of such Revolving Letter of Credit and (iii) such Revolving Fronting Bank shall have no recourse to the Agent or any other Bank Party with respect to such cash collateralized portion of such Revolving Letter of Credit) or (Y) if such Revolving Fronting Bank is a Tranche B Revolving Credit Loan Bank, a Revolving Letter of Credit which expires after the Tranche B Revolving Credit Loan Termination Date, provided that five Domestic Business Days prior to the Tranche B Revolving Credit Loan Termination Date, the Borrower shall pay to such issuing Revolving Fronting Bank an amount in immediately available funds equal to the Available Amount of such Revolving Letter of Credit, to be held by such issuing Revolving Fronting Bank as cash collateral”;

(f)                                    Section 2.03(g)(iv) is amended by deleting the phrase “Termination Date” appearing in the third sentence of such Section and replacing it with “Tranche A Revolving Credit Loan Termination Date or Tranche B Revolving Credit Loan Termination Date”;

(g)                                 Section 2.03(h)(i) is amended and restated in its entirety to read as follows:

“(i)                                Revolving Letter of Credit Commission.  The Borrower agrees to pay to the Agent a letter of credit commission with respect to each Revolving Letter of Credit issued at its request or for its account, computed for each day from and including the date of issuance of such Revolving Letter of Credit through and including the last day a Revolving L/C Drawing is available under such Revolving Letter of Credit (the “Revolving Letter of Credit Termination Date”), at the Revolving Letter of Credit Commission Rate on the aggregate amount available for drawing under such Revolving Letter of Credit from time to time (whether or not any conditions to drawing can then be met), such fee to be for the account of the Revolving Credit Loan Banks.  Such fee shall be allocated between the Tranche A Revolving Credit Loan Banks and the Tranche B Revolving Credit Loan Banks based on such Banks earning a commission equal to the Applicable Revolving Margin for Tranche A Revolving Credit Loans and the Applicable Re-volving Margin for Tranche B Revolving Credit Loans, respectively, and then ratably in proportion to their Total Exposures.  Such fee shall be payable quarterly in arrears (A) on each March 31, June 30, September 30 and December 31, (B) upon the Tranche A Revolving Credit Loan Termination Date and (C) upon the Tranche B Revolving Credit Loan Termination Date.”;

(h)                                 Section 2.03 is amended by inserting, immediately following Section 2.03(i), the following:

“(j)                                Cash Collateral Call. If any Bank becomes, and during the period it remains, a Defaulting Bank, if any Letter of Credit is at the time outstanding, the applicable Revolving Fronting Bank, may, by notice to the Borrower and such Defaulting Bank through the Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to such Revolving Fronting Bank in respect of such Letter of Credit in amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Bank in respect thereof, or to make other arrangements satisfactory to the Agent, and to such Revolving Fronting Bank in their sole discretion to protect them against the risk of non-payment by such Defaulting Bank. In furtherance of the foregoing, if any Bank becomes, and during the period it remains, a Defaulting Bank, each Revolving Fronting Bank is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Agent, Notices of Borrowing pursuant to Section 2.02  in such amounts and in such times as may be required Cash Collateralize the obligations of the Borrower in respect of outstanding Letters of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Bank in respect of such Letter of Credit.  If the Borrower, the Agent, each Revolving Fronting Bank agree in writing in their discretion that a Bank that is a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, whereupon such Bank will cease to be a Defaulting Bank.”

(i)                                     Section 2.05 is amended by and restated in its entirety to read as follows:

“(a) Each Tranche A Revolving Credit Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Tranche A Revolving Credit Loan Termination Date, (b) each Tranche B Revolving Credit Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Tranche B Revolving Credit Loan Termination Date, (c) each Initial Term Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Initial Term Loan Termination Date and (d) each Incremental Term Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon) on the Incremental Term Loan Termination Date in respect of such Incremental Term Loan Facility.”;

(j)                                     Section 2.08 is amended and restated in its entirety to read as follows:

“(a) The Borrower shall pay to the Agent, for the account of the Tranche A Revolving Credit Loan Banks, ratably in proportion to their Tranche A Revolving Credit Loan Commitments, a commitment fee of ½ of 1% per annum on the daily amount by which the aggregate amount of the Tranche A Revolving Credit Loan

Commitments exceeds the aggregate  Tranche A Total Outstandings.  Such commitment fee shall accrue from and including the Effective Date to but excluding the Tranche A Revolving Credit Loan Termination Date (or earlier date of termination of the Tranche A Revolving Credit Loan Commitments in their entirety).  Accrued commitment fees under this Section 2.08(a) shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, the Tranche A Revolving Credit Loan Termination Date and upon the date of termination of the Tranche A Revolving Credit Loan Commitments in their entirety.

(b) The Borrower shall pay to the Agent, for the account of the Tranche B Revolving Credit Loan Banks, ratably in proportion to their Tranche B Revolving Credit Loan Commitments, a commitment fee of 1% per annum on the daily amount by which the aggregate amount of the Tranche B Revolving Credit Loan Commitments exceeds the aggregate Tranche B Total Outstandings.  Such commitment fee shall accrue from and including the Amendment No. 1 Effective Date to but excluding the Tranche B Revolving Credit Loan Termination Date (or earlier date of termination of the Tranche B Revolving Credit Loan Commitments in their entirety).  Accrued commitment fees under this Section 2.08(b) shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, the Tranche A Revolving Credit Loan Termination Date, the Tranche B Revolving Credit Loan Termination Date and upon the date of termination of the Tranche B Revolving Credit Loan Commitments in their entirety.”

(k)                                  Section 2.09(b) is amended and restated in its entirety to read as follows:

“(b)                            Mandatory.  (i)  Scheduled Termination.  The Tranche A Revolving Credit Loan Commitments shall terminate on the Tranche A Revolving Credit Loan Termination Date, and any Tranche A Revolving Credit Loans and Reimbursement Obligations with respect to such Tranche A Revolving Credit Loan Commitments then outstanding (together with accrued interest thereon) shall be due and payable on such date.  The Tranche B Revolving Credit Loan Commitments shall terminate on the Tranche B Revolving Credit Loan Termination Date, and any Tranche B Revolving Credit Loans and Reimbursement Obligations with respect to such Tranche B Revolving Credit Loan Commitments then outstanding (together with accrued interest thereon) shall be due and payable on such date.”;

(l)                                     Section 2.17(a) is amended by (i) deleting the phrase “at least 90 days prior to the scheduled Termination Date then in effect” appearing in such Section and replacing it with the phrase “at least 90 days prior to the later of (x) the Initial Term Loan Termination Date and (y) the latest Incremental Term Loan Termination Date then in effect” and (ii) inserting, immediately following the “$700,000,000” appearing in such Section, the phrase “(which amount shall be increased immediately following the Tranche A Revolving Credit Loan Termination Date by an amount equal to the Tranche A Revolving Credit Loan Commitments in effect immediately prior to the Tranche A Revolving Credit Loan Termination Date)”;

(m)                               Section 2.18(a) is amended by (i) deleting the phrase “Termination Date” appearing in such Section and replacing it with “Tranche A Revolving Credit Loan Termination

Date or Tranche B Revolving Credit Loan Termination Date, as the case may be,”; (ii) deleting the phrase “Commitments under the Revolving Credit Loan Facility” appearing in such Section and replacing it with the phrase “Tranche A Revolving Credit Loan Commitments or Tranche B Revolving Credit Loan Commitments (as selected by the Borrower)”; (iii) inserting, immediately following the “$500,000,000” appearing in such Section, the phrase “(which amount shall be increased immediately following the Tranche A Revolving Credit Loan Termination Date by an amount equal to the Tranche A Revolving Credit Loan Commitments in effect immediately prior to the Tranche A Revolving Credit Loan Termination Date)”; (iv) deleting the phrase “at least 90 days prior to the scheduled Termination Date then in effect” appearing in such Section and replacing it with the phrase “at least 90 days prior to (i) with respect to an increase in the Tranche A Revolving Credit Loan Commitments, the Tranche A Revolving Credit Loan Termination Date and (ii) with respect to an increase in the Tranche B Revolving Credit Loan Commitments, the Tranche B Revolving Credit Loan Termination Date”; and (v) inserting, immediately following the “$700,000,000” appearing in such Section, the phrase “(which amount shall be increased immediately following the Tranche A Revolving Credit Loan Termination Date by an amount equal to the Tranche A Revolving Credit Loan Commitments in effect immediately prior to the Tranche A Revolving Credit Loan Termination Date)”

(n)                                 The first sentence of Section 2.18(b) is amended by (i) deleting the “and” appearing immediately preceding clause (iii) thereof and replacing it with a comma and (ii) inserting immediately prior to the period at the end of such sentence the phrase “and (iv) whether such proposed increase is an increase in Tranche A Revolving Credit Loan Commitments or Tranche B Revolving Credit Loan Commitments”;

(o)                                 Section 2.18(d) is amended by deleting the phrase “Revolving Credit Loan Commitment” appearing twice therein and replacing it, in each case, with the phrase “Tranche A Revolving Credit Loan Commitment or Tranche B Revolving Credit Loan Commitment, as applicable,”;

(p)                                 Section 5.01(c) is amended by deleting the phrase “Termination Date” appearing in such Section and replacing it with the phrase “the latest of the Initial Term Loan Termination Date, the Tranche A Revolving Credit Loan Termination Date, Tranche B Revolving Credit Loan Termination Date or any Incremental Term Loan Termination Date then in effect”;

(q)                                 Section 5.11(a) is amended by deleting the phrase “any other Subsidiary” appearing in such Section and replacing it with the phrase “any other Person”;

(r)                                    Section 5.15 is amended by (i) deleting the word “and” appearing immediately preceding clause (y) in the last sentence of such Section and replacing it with a comma and (ii) inserting immediately prior to the period in the last sentence of such Section the phrase “and (z) transactions among the Borrower and its Subsidiaries not otherwise prohibited hereunder”;

(s)                                  Section 5.20(b) is amended by deleting the phrase “a limited liability company” appearing in clause (i)(B) of such Section and replacing it with the phrase “any entity”;

(t)                                    Appendix I to the Credit Agreement is replaced in its entirety with Appendix I to this Amendment;

(u)                                 Exhibit A-1 to the Credit Agreement is replaced in its entirety with Exhibit A-1 to this Amendment; and

(v)                                 Exhibit C-1 to the Credit Agreement is replaced in its entirety with Exhibit C-1 to this Amendment.

SECTION 2.                                Tranche B Revolving Credit Loan Commitments.

(a)                                  Effective upon the Amendment No. 1 Effective Date:

(i) each Revolving Credit Loan Bank that has executed and delivered to the Agent a counterpart of this Agreement indicating that (x) its Revolving Credit Loan Commitment shall be a Tranche B Revolving Credit Loan Commitment and (y) that it desires to increase its Revolving Credit Loan Commitment pursuant to Section 2.18 of the Credit Agreement by the amount specified on its signature page hereto and that such Revolving Credit Loan Commitment (including that portion of Revolving Credit Loan Commitment in existence prior to such increase) shall be a Tranche B Revolving Credit Loan Commitment, in each case, shall have the Tranche B Revolving Credit Loan Commitment shown on Appendix I hereto; and (ii) each other Revolving Credit Loan Bank shall have the Tranche A Revolving Credit Loan Commitment shown on Appendix I hereto.

(b)                                 The Required Banks hereby agree that any increase in Revolving Credit Loan Commitments pursuant to clause (a)(i)(y) above, shall be effective as of the Amendment No. 1 Effective Date, notwithstanding any requirement for notice to the Revolving Credit Loan Banks, any requirement that the other Revolving Credit Loan Banks be allowed to participate in such increase in Revolving Credit Loan Commitments or receipt of any of the documents, in each case, specified in Section 2.18.  On the Amendment No. 1 Effective Date, the Agent shall record in the Register maintained by the Agent pursuant to Section 10.06(f) of the Credit Agreement the relevant information with respect to each Revolving Credit Loan Bank increasing its Revolving Credit Loan Commitment pursuant to this Section 2.

SECTION 3.                                Conditions to Effectiveness.

(a)                                  This Amendment shall become effective when, and only when, and as of the date (the “Amendment No. 1 Effective Date”) on which (a) the Agent shall have received counterparts of this Amendment executed by the Borrower and each of the Subsidiary Guarantors and the Required Banks or, as to any of the Required Banks, advice satisfactory to the Agent that such Bank Party has executed this Amendment, (b) the Agent shall have received all fees due and payable in connection with this Amendment and the Agent shall have received payment of all accrued fees and expenses of the Agent (including the reasonable and accrued fees of counsel to the Agent invoiced on or prior to the date hereof), (c) the Borrower shall have paid a consent fee to the Agent, for the ratable account of the applicable Extending Banks, equal to (x) 1.25% of the aggregate amount of Revolving Credit Loan Commitments in existence immediately prior to the Amendment No. 1 Effective Date plus (y) 2.25% of the aggregate amount of the increase in Revolving Credit Loan Commitments pursuant to Section 2(a)(i)(y) hereof of such Banks, who have delivered executed consents to this Amendment not later than the later of (i) 5:00 p.m. (New York City time) on March 25, 2009 and (ii) when the Agent has received executed consents to this Amendment from the Required Banks, (d) the Agent Shall have received executed consents from Extending Banks holding an amount of Revolving Credit Loan Commitments in an amount satisfactory to the Borrower in its sole discretion, (e) the Agent shall have received a favorable opinion of (i) Shearman & Sterling LLP to the effect set forth in Annex A hereto and (ii)  the Assistant General Counsel of the Borrower regarding the due authorization, execution and delivery of this Amendment and other matters reasonably requested by the Agent and (f) the Agent shall have received a certificate signed by a duly authorized officer of the Borrower dated the Amendment No. 1 Effective Date, to the effect that, after giving effect to this Amendment: (i) the representations and warranties contained in each of the Financing Documents are true and correct in all material respects on and as of Amendment No. 1 Effective Date as though made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and (ii) no Default has occurred and is continuing.

(b)                                 This Amendment is subject to the provisions of Section 10.05 of the Credit Agreement.

SECTION 4.                                Representations and Warranties.  The Borrower represents and warrants as follows:

(a)                                  The representations and warranties contained in each of the Financing Documents are correct in all material respects on and as of the date of this Amendment, as though made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b)                                 The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation (or certificate of formation, as applicable) or by-laws (or other organizational documents, as applicable) of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, that could reasonably be expected to result in a Material Adverse Effect.

(c)                                  No Default has occurred and is continuing on the date hereof.

SECTION 5.                                Reference to and Effect on the Financing Documents.  (a)  On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Financing Documents to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified hereby.

(b)        The Credit Agreement, the Notes and each of the other Financing Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Financing Documents, in each case as amended by this Amendment.

(c)       The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks, the Agent or the Collateral Agent, nor constitute an amendment or  waiver of any provision of the Credit Agreement or the other Financing Documents.

SECTION 6.                                Affirmation of Subsidiary Guarantors.  Each Subsidiary Guarantor hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Subsidiary Guarantor contained in Article IX of the Credit Agreement, as amended hereby, or in any other Financing Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in Article IX of the Credit Agreement and in each of the other Financing Documents to “the Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.  Without limiting the generality of the foregoing, the Collateral Documents to which such Subsidiary Guarantor is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Secured Obligations (in each case, as defined therein).

SECTION 7.                                GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.                                WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE COLLATERAL TRUSTEES OR THE AGENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 9.                                Execution in Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 10.                          Costs and Expenses.  The Borrower hereby agrees to pay all reasonable costs and expenses associated with the preparation, execution, delivery, administration,

and enforcement of this Amendment, including, without limitation, the fees and expenses of the Collateral Trustees’ and the Agent’s counsel and other out-of-pocket expenses related hereto.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

THE AES CORPORATION,
as Borrower

By:	/s/ Willard C. Hoagland, III
	Title:	Willard C. Hoagland, III
	Address:	4300 Wilson Boulevard
Arlington, VA 22203
	Fax:	(703) 528-4510

SUBSIDIARY GUARANTORS:

AES HAWAII MANAGEMENT COMPANY, INC.,
as Subsidiary Guarantor

By:	/s/ Willard C. Hoagland, III
Title: Treasurer
Address: 4300 Wilson Blvd.
Fax: (703) 528 - 4510

AES NEW YORK FUNDING, L.L.C.,
as Subsidiary Guarantor

By:	/s/ Willard C. Hoagland, III
Title: Treasurer
Address: 4300 Wilson Blvd.
Fax: (703) 528 - 4510

AES OKLAHOMA HOLDINGS, L.L.C.,
as Subsidiary Guarantor

By:	/s/ Tham Nguyen
Title: Secretary
Address: 4300 Wilson Blvd.
Fax: (703) 528 - 4510

AES WARRIOR RUN FUNDING, L.L.C.,
as Subsidiary Guarantor

By:	/s/ Lawrence Hirsh
Title: Treasurer
Address: 4300 Wilson Blvd.
Fax: (703) 528 - 4510

AGENTS:

CITICORP USA, INC.,
as Agent

By:
Title:
	Address:	388 Greenwich Street, 21st Floor
New York, NY 10013
	Fax:	(212) 816-8098
	Attention:	Nietzsche Rodricks
	Email:	oploanswebadmin@citigroup.com

CITIBANK N.A.,
as Collateral Agent

By:
Title:
	Address:	388 Greenwich Street, 21st Floor
New York, NY 10013
	Fax:	(212) 816-8098
	Attention:	Nietzsche Rodricks

as a Bank

By:
Name:
Title:

If the above is a Revolving Credit Loan Bank such Revolving Credit Loan Bank hereby CONSENTS to its Revolving Credit Loan Commitment being deemed to be a Tranche B Revolving Credit Loan Commitment.

[The above consents to the increase in its Revolving Credit Loan Commitment to the amount shown on Appendix I of this Amendment.](1)

(1)           Include if Revolving Credit Loan Bank desires to increase its Revolving Credit Loan Commitment.

Appendix I

Revolving Credit Loan Facility(2)

Name of Revolving Credit Loan Bank	Tranche A Revolving Credit Loan Commitment	Tranche B Revolving Credit Loan Commitment
Commerzbank AG, New York and Grand CA	$70,000,000	$—
Bank of America, N.A.	—	60,000,000
Citicorp USA, Inc.	—	60,000,000
Credit Suisse, Cayman Islands Branch	30,000,000	30,000,000
Deutsche Bank Trust Company Americas	—	60,000,000
JPMorgan Chase Bank, N.A.	—	60,000,000
Morgan Stanley Bank	—	50,000,000
Union Bank, N.A.	—	50,000,000
UBS AG, Stamford Branch	25,000,000	-
Barclays Bank PLC	—	35,000,000
CALYON New York Branch	—	35,000,000
Société Générale - New York Branch	—	35,000,000
Goldman Sachs Credit Partners L.P.	—	30,000,000
ABN Amro Bank N.V.	—	25,000,000
BNP Paribas	—	25,000,000
Merrill Lynch Capital Corporation	—	25,000,000
Australia & New Zealand Banking Group	20,000,000	—
United Overseas Bank Ltd.	20,000,000	—
UBS Loan Finance LLC	—	15,000,000
WestLB AG, New York Branch	15,000,000	—
Morgan Stanley Senior Funding, Inc.		10,000,000
Total	$180,000,000	$605,000,000

(2)           Appendix I is still being updated.

Exhibit A-1

[FORM OF] [TRANCHE A] [TRANCHE B] REVOLVING CREDIT LOAN NOTE

New York, New York
, 2009

For value received, The AES Corporation, a Delaware corporation (the “Borrower”), promises to pay to                        (the “Bank”) or its registered assigns, for the account of its Applicable Lending Office (as defined in the Credit and Reimbursement Agreement referred to below), the unpaid principal amount of each [Tranche A Revolving Credit Loan/ Tranche B Revolving Credit Loan] (as defined in the Credit and Reimbursement Agreement referred to below) made by the Bank to the Borrower pursuant to the Credit and Reimbursement Agreement referred to below on the dates and in the amounts specified in the Credit and Reimbursement Agreement.  The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit and Reimbursement Agreement.  All such payments of principal and interest shall be made in lawful money of the United States in Federal or other same day funds at the place of payment specified in the Credit and Reimbursement Agreement.

All [Tranche A Revolving Credit Loans/ Tranche B Revolving Credit Loans] made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make (or any error in making) any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit and Reimbursement Agreement.

This [Tranche A Revolving Credit Loan/ Tranche B Revolving Credit Loan] Note is one of the Notes referred to in the Fourth Amended and Restated Credit and Reimbursement Agreement dated as of July 29, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit and Reimbursement Agreement”) among the Borrower, the Subsidiary Guarantors party thereto, the Bank and certain other banks party thereto, Citicorp USA, Inc., as the Agent for the Bank Parties and Citibank, N.A. as the Collateral Agent for the Bank Parties.  Terms defined in the Credit and Reimbursement Agreement are used herein with the same meanings.  Reference is made to the Credit and Reimbursement Agreement for provisions for the guarantee hereof in certain circumstances, the prepayment hereof and the acceleration of the maturity hereof.

This [Tranche A Revolving Credit Loan/ Tranche B Revolving Credit Loan] Note is assignable to one or more Persons as provided in the Credit and Reimbursement Agreement and the Borrower agrees to issue from time to time replacement Notes in the form hereof to facilitate such assignments.

The Obligations of the Borrower under this [Tranche A Revolving Credit Loan/ Tranche B Revolving Credit Loan] Note and the other Financing Documents, and the Obligations of the other Loan Parties under the Financing Documents, are secured by the Creditor Group Collateral as provided in the Financing Documents.  The Obligations of the Borrower under this [Tranche A Revolving Credit Loan/ Tranche B Revolving Credit Loan] Note are also guaranteed by the Subsidiary Guarantors, as provided in the Subsidiary Guaranty in Article IX of the Credit and Reimbursement Agreement.

This [Tranche A Revolving Credit Loan/ Tranche B Revolving Credit Loan] Note shall be governed by, and construed in accordance with, the laws of the State of New York.

THE AES CORPORATION

By
Name:
Title:

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Exhibit C-1

[FORM OF] [TRANCHE A] [TRANCHE B]  REVOLVING CREDIT LOAN FACILITY ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT dated as of                          , 200   among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), each Revolving Fronting Bank and, as required pursuant to the terms of the Credit Agreement (as defined below), THE AES CORPORATION (the “Borrower”), and CITICORP USA, Inc., as Administrative Agent (the “Agent”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the “Agreement”) relates to the Fourth Amended and Restated Credit and Reimbursement Agreement (the “Credit and Reimbursement Agreement”) dated as of July 29, 2008 among the Borrower, the Subsidiary Guarantors party thereto, the Banks party thereto, the Agent and Citibank, N.A., as Collateral Agent; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit and Reimbursement Agreement in respect of a portion of its [Tranche A] [Tranche B] Revolving Credit Loan Commitment thereunder in an amount equal to $                       (the “Assigned Amount”), together with a corresponding portion of its outstanding [Tranche A] [Tranche B] Revolving Credit Loans and participating interests in outstanding Revolving Letter of Credit Liabilities, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.     Definitions.  All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit and Reimbursement Agreement.

2.     Assignment.  The Assignor hereby assigns and sells to the Assignee all or a proportionate part of all of the rights of the Assignor under the Credit and Reimbursement Agreement and the other Financing Documents to the extent of the Assigned Amount, in each case in an amount not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agent) (except in the case of an assignment which will result in a group of Banks which are managed by the Assignor holding a [Tranche A] [Tranche B] Revolving Credit Loan Commitment of not less than $1,000,000), and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit and Reimbursement Agreement and the other Financing Documents to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the [Tranche A] [Tranche B] Revolving Credit Loans made by the Assignor outstanding at the date hereof and the corresponding portion of participating interests purchased by the Assignor in Revolving Letter of Credit Liabilities outstanding on the date hereof.  Upon the execution and delivery hereof by the Assignor, the Assignee, each Revolving Fronting Bank and, as required pursuant to the terms of the Credit and Reimbursement Agreement, the Borrower and the Agent, and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank Party under the Credit and Reimbursement Agreement with a [Tranche A] [Tranche B] Revolving Credit Loan Commitment in an amount equal to the Assigned Amount and (ii) the [Tranche A] [Tranche B] Revolving Credit Loan Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor shall be released from its obligations under the Credit and Reimbursement Agreement to the extent such obligations have been assumed by the Assignee.

3.     Payments.  As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in lawful money of the United States of America the amount heretofore agreed between them.(3)  It is understood that commitment fees and/or letter of credit commissions accrued to the date hereof are for the account of the Assignor, and each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit and Reimbursement Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

4.     Consent of the Revolving Fronting Banks, the Borrower and the Agent.  This Agreement is conditioned upon the consent of each Revolving Fronting Bank and, as required pursuant to the terms of the Credit and Reimbursement Agreement, the Borrower and the Agent.  The execution of this Agreement by each Revolving Fronting Bank and, as required pursuant to the terms of the Credit and Reimbursement Agreement, the Borrower and the Agent is evidence of this consent.

5.     Non-Reliance on Assignor.  The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Obligor, or the validity and enforceability of the Obligations of any Obligor in respect of the Credit and Reimbursement Agreement or any other Financing Document.  The Assignee acknowledges that it has, independently and without reliance on the Assignor, any other Bank Party, any [Tranche A] [Tranche B] Revolving Credit Loan Bank or the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

(3)                                  Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee.  It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

2

6.     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.     Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

3

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

[EACH REVOLVING FRONTING BANK]

By:
Title:

[CITICORP USA, Inc., as Agent

By:
Title:](4)

[THE AES CORPORATION, as Borrower

By:
Title:](2)

(4) As required pursuant to the terms of the Credit Agreement.

4